Exhibit 99.1

AV Homes Reports Results for Second Quarter 2015

Second Quarter 2015 Highlights - as compared to the prior year second quarter (unless otherwise noted)

•	Total revenue increased 54% to $79.4 million

•	Homebuilding revenue increased 57% to $75.9 million

•	Net loss was $4.5 million, or $0.20 per share, compared to a net loss of $2.3 million, or $0.10 per share

•	Closings increased 52% to 291 units

•	Net new order value increased 85% to $137.5 million on a 75% increase in units

•	Backlog value increased 83% to $226.5 million on 803 units

•	Selling communities increased to 38 from 19 and communities with closings increased to 32 from 14

•	Issued $80 million of 6% Senior Convertible Notes due 2020

Scottsdale, Ariz. (July 30, 2015) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of active adult and primary residential communities in Florida, Arizona and the Carolinas, today announced results for its second quarter ended June 30, 2015. Total revenue for the second quarter of 2015 increased 54% to $79.4 million from $51.5 million in the second quarter of 2014. Net loss before interest and taxes in the second quarter of 2015 improved to $2.1 million, compared to $2.3 million in the second quarter of 2014. Net loss attributable to common stockholders was $4.5 million, or $0.20 per share, in the second quarter of 2015, compared to a net loss of $2.3 million, or $0.10 per share, in the second quarter of 2014, primarily due to the increase in interest expense.

Roger A. Cregg, President and Chief Executive Officer, commented, “We are pleased with our results for the second quarter as we continue to improve our operating performance highlighted by the 57% growth in homebuilding revenue driven by a 52% increase in homes delivered as we increased our communities with closings to 32 from 14 last year. Net new orders increased 85% on an increase of 75% in units as the number of selling communities doubled to 38. Our execution supports our long-term growth strategy, while continuing to leverage our overhead structure.”

Mr. Cregg added, “Our second quarter was also highlighted with the announcement of our agreement to acquire the homebuilding assets of Bonterra Builders, LLC in Charlotte, NC, which subsequently closed on July 1, 2015. The acquisition of Bonterra Builders, will increase our scale and market share in the greater Charlotte area, improve our geographic and customer segment diversification, and increase our overall company exposure to the primary residential market. With approximately 1,700 lots owned or controlled, the Bonterra acquisition significantly enhances our position in a key growth market. We remain focused on increasing profitability, growing our market share, and investing in attractive land opportunities.”

The increase in total revenue for the second quarter of 2015 compared to the prior year period included a 57% increase in homebuilding revenue to $75.9 million. The increase in homebuilding revenue was driven by volume increases due to a greater number of communities with closings in each of our existing markets. During the second quarter of 2015, the Company closed 291 homes, a 52% increase from the 191 homes closed during the second quarter of 2014, and the average unit price per closing improved 2.8% to approximately $261,000 from approximately $254,000 in the second quarter of 2014.

Homebuilding gross margin was 16.7% in the second quarter of 2015 compared to 18.2% in the second quarter of 2014. The decline in gross margin year-over-year was primarily due to a change in the mix of communities as a significant number of new communities in each of our markets came on line within the past year. These newer communities, which typically have lower initial margins than our well-established communities, were proportionally greater in the current year portfolio.

Homebuilding SG&A expense as a percentage of homebuilding revenue was 15.3% in the second quarter of 2015 compared to 15.0% in the second quarter of 2014. The slight increase was due to additional costs incurred by new communities that are selling homes but not yet generating significant revenue from closings. Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 5.6% in the second quarter of 2015 from 8.0% in the same period a year ago driven by the favorable cost leverage the Company is achieving in effectively managing its costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended June 30, 2015 increased 75% to 491, compared to 281 units during the same period in 2014. The increase in housing contracts was primarily attributable to the increase in selling communities from 19 to 38. The average sales price on contracts signed in the second quarter of 2015 increased 6.0% to approximately $280,000 from approximately $264,000 in the second quarter of 2014. The aggregate dollar value of the contracts signed during the second quarter increased 85% to $137.5 million, compared to $74.3 million during the same period one year ago. The backlog value of homes under contract but not yet closed at June 30, 2015 increased 83% to $226.5 million on 803 units, compared to $123.7 million on 480 units at June 30, 2014.

The Company will hold a conference call and webcast on Friday, July 31, 2015 to discuss its second quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on July 31, 2015 beginning at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 88363071. The telephonic replay will be available until August 7, 2015. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation. A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, Arizona and North Carolina. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, which may include references to our outlook for 2015, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; competition for home buyers, properties, financing, raw materials and skilled labor; overall market supply and demand for new homes; our ability to successfully integrate acquired businesses; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness and potential need for additional financing; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our ability to purchase outstanding notes upon certain fundamental changes; contingent liabilities that may affect our liquidity; development liabilities that may impose payment obligations on us; the availability of mortgage financing for home buyers; increased regulation of the mortgage industry; changes in federal lending programs and other regulations; cancellations of home sale orders; declines in home prices in our primary regions; inflation affecting homebuilding costs; the prices and supply of building materials and skilled labor; elimination or reduction of tax benefits associated with home ownership; warrant and construction defect claims; health and safety incidents in homebuilding activities; availability and suitability of undeveloped land and improved lots; ability to develop communities within expected timeframes; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; our ability to recover our costs in the event of reduced home sales; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; raising healthcare costs; our ability to realize our deferred income tax asset; costs of environmental compliance; impact of environmental changes; dependence on digital technologies and potential interruptions; and potential dilution related to future financing activities, all as described in “Risk Factors” in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$113,274	$180,334
Restricted cash	25,175	16,447
Land and other inventories	496,910	383,184
Receivables	3,256	2,906
Property and equipment, net	36,140	36,922
Investments in unconsolidated entities	1,179	17,991
Prepaid expenses and other assets	22,547	20,980
Assets held for sale	—	4,051
Goodwill	6,071	6,071

Total Assets	$704,552	$668,886

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$29,370	$16,087
Accrued and other liabilities	17,257	28,134
Customer deposits	10,882	4,966
Estimated development liability	32,908	33,003
Notes payable	335,211	299,956

Total Liabilities	425,628	382,146

Stockholders’ Equity
Common stock	22,451	22,183
Additional paid-in capital	398,379	396,989
Accumulated deficit	(138,887)	(129,413)

	281,943	289,759
Treasury stock	(3,019)	(3,019)

Total Stockholders’ Equity	278,924	286,740

Total Liabilities and Stockholders’ Equity	$704,552	$668,886

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Homebuilding	$75,902	$48,425	$129,251	$74,028
Amenity and other	2,727	2,502	5,504	5,058
Land sales	760	520	3,464	16,226

Total revenues	79,389	51,447	138,219	95,312

Expenses
Homebuilding	74,872	46,899	129,187	73,156
Amenity and other	2,430	2,720	4,813	5,612
Land sales	98	293	383	12,238

Total real estate expenses	77,400	49,912	134,383	91,006
General and administrative expenses	4,282	3,852	7,936	8,248
Interest income and other	(62)	(70)	(124)	(173)
Interest expense	2,406	—	5,663	111

Total expenses	84,026	53,694	147,858	99,192
Equity in earnings (loss) in unconsolidated entities	171	(6)	165	(5)

Net loss before income taxes	(4,466)	(2,253)	(9,474)	(3,885)
Income tax (expense) benefit	—	—	—	—

Net loss and comprehensive loss	(4,466)	(2,253)	(9,474)	(3,885)
Net income attributable to non-controlling interests in consolidated entities	—	36	—	329

Net loss and comprehensive loss attributable to AV Homes stockholders	$(4,466)	$(2,289)	$(9,474)	$(4,214)

Basic and Diluted Loss Per Share	$(0.20)	$(0.10)	$(0.43)	$(0.19)

The following table provides a comparison of certain financial data related to our operations for the three and six months ended June 30, 2015 and 2014 (in thousands):

	Three Months		Six Months
	2015	2014	2015	2014
Operating income (loss):

Florida
Revenues
Homebuilding	$56,686	$39,583	$98,592	$60,932
Amenity and other	2,727	2,502	5,504	5,058
Land sales	760	520	3,464	2,358

Total Revenues	60,173	42,605	107,560	68,348

Expenses

Homebuilding	46,023	32,196	80,624	49,227
Homebuilding selling, general and administrative	8,165	5,386	14,754	9,310
Amenity and other	2,394	2,633	4,738	5,352
Land sales	98	294	383	700

Segment operating income	3,493	2,096	7,061	3,759

Arizona
Revenues
Homebuilding	$15,277	$8,842	$25,184	$13,097
Land sales	—	—	—	13,868

Total Revenues	15,277	8,842	25,184	26,965

Expenses
Homebuilding	13,594	7,433	22,207	10,980
Homebuilding selling, general and administrative	2,515	1,483	4,837	2,940
Amenity and other	36	81	74	261
Land sales	—	—	—	11,538

Segment operating income (loss)	(868)	(155)	(1,934)	1,246

Carolinas
Revenues
Homebuilding	$3,939	$—	$5,475	$—

Total Revenues	3,939	—	5,475	—

Expenses
Homebuilding	3,617	—	4,992	—
Homebuilding selling, general and administrative	958	406	1,774	699

Segment operating loss	(636)	(406)	(1,291)	(699)

Operating income	$1,989	$1,535	$3,836	$4,306
Unallocated income (expenses):
Interest income and other	62	70	124	173
Equity in earnings (loss) in unconsolidated entities	171	(6)	165	(5)
Corporate general and administrative expenses	(4,282)	(3,852)	(7,936)	(8,248)
Interest expense	(2,406)	—	(5,663)	(111)

Loss before income taxes	(4,466)	(2,253)	(9,474)	(3,885)
Income tax expense	—	—	—	—
Net income attributable to non-controlling interests	—	36	—	329

Net loss attributable to AV Homes	$(4,466)	$(2,289)	$(9,474)	$(4,214)

Data from closings for the Florida, Arizona and the Carolinas segments for the three and six months ended June 30, 2015 and 2014 is summarized as follows (dollars in thousands):

	Number of Units	Revenues	Average Price Per Unit
For the three months ended June 30,
2015
Florida	218	$56,686	$260
Arizona	60	15,277	255
Carolinas	13	3,939	303

Total	291	$75,902	$261

2014
Florida	155	$39,583	$255
Arizona	36	8,842	246
Carolinas	—	—	—

Total	191	$48,425	$254

	Number of Units	Revenues	Average Price Per Unit
For the six months ended June 30,
2015
Florida	387	$98,592	$255
Arizona	99	25,184	254
Carolinas	18	5,475	304

Total	504	$129,251	$256

2014
Florida	239	$60,932	$255
Arizona	52	13,097	252
Carolinas	—	—	—

Total	291	$74,029	$254

Data from contracts signed for the Florida, Arizona and the Carolinas segments for the three and six months ended June 30, 2015 and 2014 is summarized as follows (dollars in thousands):

For the three months ended June 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2015
Florida	385	(59)	326	$88,143	$270
Arizona	167	(36)	131	38,481	294
Carolinas	38	(4)	34	10,880	320

Total	590	(99)	491	$137,504	$280

2014
Florida	250	(17)	233	$61,312	$263
Arizona	59	(11)	48	12,942	270
Carolinas	—	—	—	—	—

Total	309	(28)	281	$74,254	$264

For the six months ended June 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2015
Florida	808	(119)	689	$183,738	$267
Arizona	287	(48)	239	69,069	289
Carolinas	57	(9)	48	15,236	317

Total	1,152	(176)	976	$268,043	$275

2014
Florida	412	(34)	378	$97,420	$258
Arizona	120	(17)	103	26,733	260
Carolinas	—	—	—	—	—

Total	532	(51)	481	$124,153	$258

Backlog for the Florida, Arizona and the Carolinas segments as of June 30, 2015 and 2014 is summarized as follows (dollars in thousands):

	Number of Backlog Units	Dollar Volume	Average Price Per Unit
As of June 30,
2015
Florida	575	$157,137	$273
Arizona	192	57,666	300
Carolinas	36	11,705	325

Total	803	$226,508	$282

2014
Florida	359	$92,762	$258
Arizona	121	30,888	255
Carolinas	—	—	—

Total	480	$123,650	$258

Reconciliation of net loss to net loss before interest and taxes (in thousands):

	Three Months Ended June 30,
	2015	2014
Net loss	$(4,466)	$(2,253)
Adjusted for:
Taxes	—	—
Interest expense	2,406	—

Net loss before interest and taxes	$(2,060)	$(2,253)

Non-GAAP net loss before interest and taxes

Net loss before interest and taxes is a non-GAAP financial measure defined as net loss plus taxes and interest expense. We believe net loss before interest and taxes is a relevant and a useful financial measure to investors in understanding the results of our core homebuilding operations. However, because net loss before interest and taxes is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement our GAAP results.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com